Exhibit 10.22

STANDARD LEASE AGREEMENT

11193 WEST EMERALD DRIVE, BOISE

between

EMERALD TOWN, LLC

“Landlord”

and

KYLE’S CUSTOM WOODSHOP, INC.

“Tenant”

Dated: June 9, 2021

STANDARD LEASE AGREEMENT

THIS STANDARD LEASE AGREEMENT (“Lease”) is entered into effective June 9, 2021, by and between Emerald Town, LLC, an Idaho limited liability company, as Landlord (“Landlord”), and Kyle’s Custom Wood Shop, Inc., an Idaho corporation, as Tenant (“Tenant”).

1. Lease of Premises.

1.1 Leased Premises. Subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Term {defined below) that certain warehouse space located at 11193 W Emerald, Boise, Idaho 83713 and consisting of approximately 9,530 square feet (“Leased Premises”). The Leased Premises are situated within the 11193 W Emerald Building (“Building”) and located on that certain real property (“Landlord Parcel”), as shown on the Exhibit “A”; the Site and Floor Plan as shown on Exhibit “B”, attached hereto and incorporated herein by this reference. Landlord Parcel is more particularly described in Schedule I attached hereto and incorporated herein by this reference and located in the City of Boise, County of Ada, State of Idaho, together with any existing, parking areas, sidewalks, service areas and other improvements now existing or hereafter constructed thereon.

1.2 Floor Area. In determining the floor area of the Leased Premises, distances shall be measured from the exterior face of all exterior walls and the center of all-party walls which separate the Leased Premises from other leasable space in the Building and a percentage of the riser room.

1.3 Common Areas. Subject to the terms and conditions of this Lease, Tenant shall have the non-exclusive right to use all common areas located within the Building and located on Landlord Parcel, other areas intended to be used in common by all of the tenants of the Building and on Landlord Parcel and their invitees, including, but not limited to the parking lot identified in Exhibit “A” and Schedule I, parking lots, sidewalks, dumpster and all other areas intended to be used in common by all of the tenants of the Building and on Landlord Parcel and their invitees (collectively, “Common Areas”).

1.4 Improvements. The obligations of Landlord and Tenant to perform work and supply materials and labor to prepare the Leased Premises for occupancy are set forth in detail on Exhibit “B,” attached hereto and incorporated herein by this reference (‘Tenant Improvements”). Landlord and Tenant shall expend all funds, and do all acts required of them in Exhibit “B,” and shall have the work performed promptly and diligently in a first-class workmanlike manner.

1.5 Site Plan; Other Tenancies. Tenant acknowledges and agrees that the Site Plan attached hereto as Exhibit “A” is subject to change, and that Landlord, or others, may, from time to time, change the configuration, shape, size, location, number and extent of the improvements shown thereon, and eliminate or add improvements to the Building. Tenant does not rely on the fact nor does Landlord represent that any specific tenant or number of tenants shall during the Term occupy or operate within any space in the Building.

2. Term.

2.1 Primary Term. The primary term (“Primary Term”) shall be for sixty-two (62) consecutive months, commencing on Landlord’s delivery of the Leased Premises to Tenant by Landlord with all Tenant Improvements complete and a Certificate of Completion issued by the City of Boise whichever first occurs (“Commencement Date”), and terminating on the fifth (5th) anniversary and two months of the Primary Term, unless earlier terminated as provided in this Lease.

2.2 Extension Term(s). Tenant shall have one option to renew the Lease for a period of five (5) years at the then Fair Market Rent as determined in Section 27.15 hereof but in no event will the rent be less than the prior year increased by 3% annually.

2.3 Definition of Term and Lease Year. The Primary Term and all Extension Term(s) are collectively the “Term.” Each one (1) year period of the Primary Term and of any Extension Term(s) is a “Lease Year,” with Lease Year 1 commencing on the Commencement Date.

2.4 Delay in Commencement. Tenant agrees that in the event of the inability of Landlord for any reason to deliver possession of the Leased Premises to Tenant, Landlord and Tenant shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, that if Landlord has diligently pursued completion of the Tenant Improvements and shall not have delivered possession of the Leased Premises in the condition specified in Section 2.1 above to Tenant by October 15, 2021, for reasons outside of Landlord’s control, Landlord or Tenant may, by notice In writing to the other, within ten (10) days after such date and the continued non-delivery of possession, cancel this Lease. If Tenant cancels this Lease, Landlord shall return (i) any rent prepaid under Section 3.4, and (ii) any Security Deposit deposited under Section 11, and thereafter the parties shall be discharged from all obligations hereunder. Landlord shall not be obligated to pay interest on any such amounts returned.

2.5 Early Possession. In the event that Landlord shall permit Tenant to occupy the Leased Premises at any time prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Lease and the Commencement Date shall be adjusted. Notwithstanding the above, Landlord agrees that upon substantial completion of the warehouse space of the Leased Premises, Tenant may deliver equipment to the warehouse space prior to, and without adjustment to, the Commencement Date. Tenant will be responsible for casualty insurance for all of its equipment located in the Leased Premises at Tenant’s cost and in such amounts deemed desirable by Tenant.

2.6 Acknowledgment of Commencement Date. Tenant shall, upon the request of Landlord, execute a written acknowledgment of the Commencement Date.

2.7 Effectiveness. Notwithstanding that Tenant’s possession of the Leased Premises may occur at a date subsequent to the date of execution of this Lease by Landlord and Tenant, this Lease shall be effective and shall be a binding and enforceable agreement upon the date of its execution.

3. Rent.

3.1 Monthly Rent. During the Primary Term, Tenant shall pay to Landlord a monthly rent (“Monthly Rent”) as follows:

Year	Monthly Rent	Operating Expenses
Months 1 - 2	$0.00	NNN/Utilities to be paid by Tenant
Months 3 - 4	$3,335.50	NNN/Utilities to be paid by Tenant
Months 5 - 12	$6,671.00	NNN/Utilities to be paid by Tenant
Year 2	$6,871.13	NNN/Utilities to be paid by Tenant
Year 3	$7,077.26	NNN/Utilities to be paid by Tenant
Year 4	$7,289.58	NNN/Utilities to be paid by Tenant
Year 5 + 2 Months	$7,508.27	NNN/Utilities to be paid by Tenant

Monthly Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during a Lease Year, and shall be prorated for any fractional month. If the Primary Term Date is on a date other than the first day of a calendar month, the first installment shall be payable on the Primary Term Date and shall include prorated rent for the initial fractional month, together with rent for the next succeeding full calendar month.

Monthly Rent for any Extension Term shall be the “Market Rental Value” as defined in Section 27.15 and thereafter set forth on a schedule and attached to this Lease as an exhibit.

3.2 Definition of Rent; Place of Payment. For purposes of this Lease, “Rent” shall include Monthly Rent, Tenant’s pro rata share of all Operating Expenses (defined below), and all other amounts payable by Tenant to Landlord under this Lease. Tenant shall pay Rent to Landlord, without notice or demand, at the address set forth for Landlord in Section 24 (Notices), or at such other place as Landlord may from time to time designate in writing. Rent is deemed paid upon receipt by Landlord at the place of payment.

3.3 Late Payments. In the event Tenant fails to pay any amount of Rent or any other sum due from Tenant within five (5) business days after the same is due, Tenant shall pay to Landlord a late payment charges equal to five percent (5%) of the amount unpaid. In the event any check of Tenant is returned unpaid, Tenant shall pay to Landlord upon demand a dishonored check fee of One Hundred Dollars ($100.00) and Landlord may require that Tenant pay the amounts due in the form of a cashier’s check or money order. Tenant further agrees to pay to Landlord upon demand any other costs reasonably incurred by Landlord in efforts to collect any past due amounts (including, but not limited to, attorneys’ fees [whether or not legal proceedings are initiated) and collection agency fees). Any past due amounts under this Lease, including late payment charges, shall bear interest at a rate of one and one-half percent (1-1/2%) per month. All amounts payable under this Section shall be within the definition of Rent and shall be due when payable. Landlord’s right to recover late• payment charges or other amounts pursuant to this Section is in addition to any other rights or remedies Landlord may have. Acceptance of any partial payment, or any late payment charge or other amounts pursuant to this Section, shall not be deemed a waiver of any other rights or remedies Landlord may have, nor shall it reinstate this Lease or cure a default of Tenant without payment in full of all amounts due. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction.

3.4 Prepaid Rent. Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord a Rent Deposit of $6,671.00 which shall be credited toward Tenant’s Rent and Operating Expenses, and Tenant’s portion of utilities if the Leased Premises is not separately metered, until used in full.

3.5 Triple Net Lease (NNN). In addition to the rents due under this Lease, Tenant shall be responsible for payment of Operating Expenses as set forth in Section 10; provided, however, that Landlord shall be responsible for those items as specifically set forth as Landlord’s Obligations in Section 7.2, below. Except as specifically set forth in Section 7.2, Landlord shall not be responsible for any costs or expenses incurred in connection with the Leased Premises, the Building and Landlord Parcel during the Term and shall be entitled to a net return of the rental herein specified undiminished by the cost of insurance, taxes and assessments, or water, electrical, cable, gas, sewer or other utility charges, or levies of any kind or nature whatsoever, or cost of operation, repair, upkeep, renewal, improvement, alteration, restoration, replacement, or reconstruction of the land, buildings and improvements within the building and Landlord Parcel. Landlord agrees that Operating Expenses, excluding taxes, snow removal and insurance, shall not increase by more than three (3) percent(%) per year. Without limitation upon the foregoing, the provisions of Section 10 set forth a further definition of and the manner of payment of Tenant’s pro rata shares of such costs and expenses.

4. Lease Subject to Restrictions, Easements and Agreements.

Notwithstanding anything in this Lease to the contrary, this Lease is subject and subordinate to all covenants, conditions, restrictions, and easements affecting the Leased Premises and a copy of which has been provided to Tenant prior to signing this Lease. Landlord represents and warrants to Tenant that Tenant’s use under this Lease and the Tenant Improvements do not violate any covenants, conditions, restrictions, and easements affecting the Leased Premises. Tenant shall not do or omit to do any act, nor shall Landlord be required to do any act, which constitutes, or which may constitute, a default under or a violation of such covenants, conditions, restrictions and easements. Notwithstanding anything in this Lease to the contrary, Landlord shall not be deemed in breach of or in default under any term, covenant, condition or agreement in this Lease (including, without limitation, those relating to maintenance and insurance of the Common Areas) if another party bound by such covenants, conditions, restrictions and easements is obligated to perform such term, covenant, condition, or agreement and Landlord is proceeding diligently to require such party to perform the same.

5. Use of Leased Premises.

5.1 Permitted Business Use. The Leased Premises shall be used for the operation of a general warehouse for cabinet production, general office operations, and incident related uses and for no other purpose. Tenant shall comply with all laws, rules, regulations, ordinances and requirements applicable to Tenant or Tenant’s use or occupancy of the Leased Premises or Common Areas. Tenant shall neither commit nor permit any waste upon the Leased Premises, nor any use of the Leased Premises or Common Areas which is prohibited by the restrictions and easements provided to Tenant prior to signing the Lease, which is a nuisance or disturbs the quiet enjoyment of any other tenant in the Building or Landlord Parcel, which is dangerous to life, limb, or property, or which increases the premium cost of or invalidates any policy of insurance carried by Landlord on or for the Leased Premises or any part of the Building or Leased Premises, or which use violates any governmental restriction, limitation or prohibition on such use. In case of any increase in premium cost resulting from Tenant’s permitting any such use, Tenant shall pay to Landlord the amount of such increase without prejudice to any other right or remedy Landlord may have on account of that or any other breach or default of Tenant. Tenant agrees to immediately conform use of the Leased Premises to comply with the provisions of this Section. Notwithstanding its agreement to immediately modify its use to conform with this provision, Tenant retains the right to seek legal redress from the appropriate governmental entity through the exercise of all rights of petition or appeal to modify governmental action. If Tenant successfully obtains legal redress, and the governmental entity reverses, revokes or amends the restriction, limitation or prohibition, Tenant may reinitiate the use. Under no circumstances is Tenant released from the obligations imposed under this Lease as a result of any governmental action regarding the restriction, limitation or prohibition on Tenant’s use of the Leased Premises. Tenant shall at all times conduct its business on the Leased Premises in an orderly manner.

5.2 Deliveries to Leased Premises. Tenant shall complete, or cause to be completed, all deliveries, loading, unloading and services to the Leased Premises in a manner that will not materially interfere with Landlord or other tenants in the Building or Landlord Parcel. Landlord reserves the right to prescribe and enforce reasonable and nondiscriminatory regulations in regard to deliveries and servicing to the Leased Premises.

5.3 Tenant’s Disposal of Refuse. Tenant shall not dump, dispose, reduce, incinerate, or otherwise burn trash, refuse, or garbage of any kind in or about the Leased Premises, Building, or Landlord Parcel except as permitted herein. Tenant shall store all trash and garbage within the Leased Premises or at a location designated by Landlord in covered metal containers so located as not to be visible to customers or business invitees in the Building or Landlord Parcel. Tenant shall arrange for and bear the expense of the prompt and regular removal of such trash and garbage from the Leased Premises. Landlord shall provide central enclosed trash removal facilities for building Tenant(s) and the building Tenant(s) shall pay the costs upon demand for such removal on a pro rata basis, as with other Operating Expenses.

5.4 Landlord’s Rules and Regulations. Tenant shall faithfully observe and comply with such other rules and regulations as Landlord may from time to lime reasonably promulgate regarding use of the Leased Premises and/or Common Areas. Landlord reserves the right from time to time to make reasonable modifications to said rules and regulations. Such rules and regulations and any additions and modifications thereto shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord will make commercially reasonable efforts to enforce compliance of the rules and regulations with other tenants.

6. Use of Common Areas.

During the Term, Tenant, its employees, agents, licensees and invitees, shall have nonexclusive use of the Common Areas. Landlord may from time to time prescribe reasonable regulations in regard to use of the Common Areas, including, without limitation, the designation or re-designation of specific areas where Tenant, its officers, employees, agents and licensees, may park. Upon Landlord’s request, Tenant shall furnish to Landlord a complete list of vehicle license numbers of all its employees, agents and licensees who use the Common Areas for parking. Tenant shall not use the Common Areas (including sidewalks) for any purpose other than ingress, egress and parking. Without limiting the generality of the foregoing, Tenant shall not solicit business or display or sell merchandise within the Common Areas (including sidewalks), without Landlord’s prior written permission, or take any action which would interfere with the rights of other persons authorized to use such Common Areas. Landlord may temporarily close any part of such Common Areas for such reasonable periods of time as Landlord deems desirable to make repairs or alterations or to prevent unauthorized persons from using such Common Areas. Landlord shall have the right to enlarge or reduce the Common Areas, and to change the arrangement of Common Area improvements, provided access to the Leased Premises and parking shall not be materially impaired.

7. Maintenance of Leased Premises and Common Areas.

7.1 Tenant’s Obligations. During the Term, Tenant shall keep and maintain the interior of the Leased Premises as well as all equipment or systems operating for the exclusive benefit of the Leased Premises (including, without limitation, doors, windows, plumbing, HVAC, floors, floor coverings, electrical and lighting facilities and equipment, ceilings, plate glass, and the nonstructural portions of the walls in good repair, order and condition, reasonable wear and tear excepted, and shall keep windows, doors any signs of Tenant in a clean and sightly condition. Tenant shall not go onto the roof or penetrate the roof membrane without the prior written consent of Landlord and shall take no action which may invalidate any existing roof warranty. Tenant shall not overload floors with heavy machinery or equipment. Tenant shall operate the HVAC system in accordance with Landlord’s instructions. Tenant shall not display or sell merchandise or allow other objects to be stored or to remain in Common Areas, nor shall Tenant install or place any aerial, antenna, satellite dish, banner, or flags on the roof or exterior walls of the Leased Premises, without first obtaining, in each instance, the prior written consent of Landlord. Notwithstanding anything in this Lease to the contrary, Tenant shall pay for all maintenance, repairs and replacements performed or made by either party when the need for such arises or results from the negligent or willful act or omission of Tenant, its officers, employees, agents, invitees or licensees. Tenant may not offset or withhold any rent due under this Lease for any repairs it makes to the Leased Premises.

7.2 Landlord’s Obligations. During the Term, Landlord shall, except to the extent prevented by practical impossibility, and except as otherwise provided herein, keep the exterior, foundation, roof and roof membrane, roof drainage systems, shared HVAC and other shared systems affecting the Leased Premises, and structural elements of the Leased Premises in good repair, order and condition, reasonable wear and tear excepted.

7.3 Landlord’s Common Area and Other Obligations. Landlord shall cause to be maintained the Common Areas and such equipment or systems that operate for the collective good of the tenants and cannot be segregated as a Tenant responsibility. Tenant shall pay to Landlord Tenant’s pro rata share of the costs and expenses paid or incurred by Landlord with respect to the foregoing as set forth in Section 10 (Operating Expenses).

7.4 Notice Required. Notwithstanding anything in this Lease to the contrary, Landlord shall not in any way be liable to Tenant for failure to maintain or make repairs as required unless Tenant has previously given Landlord written notice of the need for such maintenance or repairs and Landlord has failed to commence and complete the same within a reasonable time following receipt of Tenant’s written notice.

7.5 Inspection by Landlord. Landlord may enter upon the Leased Premises during all reasonable hours for the purpose of inspecting the same, provided Landlord gives Tenant 24-hour notice, except in a case of an emergency. In the event Tenant fails to maintain or make repairs to the Leased Premises as required under this Lease, Landlord may, after giving Tenant reasonable written notice of its election to do so, perform such maintenance or make such repairs on behalf of and at the expense of Tenant. Tenant shall pay to Landlord the costs of such work within ten (10) days after receipt of an invoice therefor.

8. Insurance and Indemnification.

8.1 Property Insurance. During the Term, Landlord shall provide and maintain insurance on the Building and other improvements on the Landlord Parcel in an amount not less than one hundred percent (100%) of the replacement cost thereof (exclusive of Tenant’s property and contents) insuring against loss by fire, lightning and other risks from time to time included in “extended coverage” policies. Landlord may procure a rent loss endorsement in favor of Landlord insuring against loss of rents for a period not more than twelve (12) months. Tenant shall pay to Landlord Tenant’s pro rata share of the cost of such insurance as set forth in Section 10 (Operating Expenses).

8.2 Insurance on Tenant’s Property. During the Term, Tenant shall provide and maintain, at Tenant’s sole cost and expense, insurance on Tenant’s property and contents insuring against loss by fire, lightning and other risks from time to lime included in “extended coverage” policies. Tenant shall furnish to Landlord evidence of Tenant’s compliance with this Section.

8.3 Liability Insurance for Leased Premises. Tenant shall, at all times, commencing with the date upon which the Leased Premises are made available to Tenant, provide and maintain, at Tenant’s sole cost and expense, commercial general liability insurance insuring against claims for personal injury, bodily injury or death, and property damage or destruction, occurring in, on or about the Leased Premises, naming Landlord, Landlord’s mortgagee or other specified lender, any other persons, firms or corporations designated by Landlord from lime to lime as having an insurable interest, and Tenant as insureds. The limits of liability of all such insurance shall be not less than $2,000,000 for personal injury or bodily injury or death of any one person, $2,000,000 for personal injury or bodily injury or death of more than one person in one occurrence, and $2,000,000 with respect to damage to or destruction of property; or, in lieu of such coverage, a combined single limit (covering personal injury, bodily injury or death and property damage or destruction) with a limit of not less than $2,000,000 per occurrence. The deductibles under any insurance policies to be carried by Tenant shall not exceed Five Thousand Dollars ($5,000), and each shall provide coverage on an occurrence basis (and not on a “claims made” basis). Said insurance shall be with an insurance carrier or carriers satisfactory to Landlord, authorized and licensed to do business in Idaho, that are rated “A-” or better in “Best’s Insurance Guide” or accepted by the U.S. Department of Housing and Urban Development, and shall not be subject to cancellation except after at least thirty (30) days’ prior written notice to Landlord. Tenant shall furnish to Landlord evidence of Tenant’s compliance with this Section. If Tenant fails to provide or maintain said insurance, Landlord may, but shall not be obligated to, obtain such insurance and keep the same in force and effect, and Tenant shall pay Landlord upon demand the premium cost thereof. However, nothing contained in this Section shall be deemed to limit the liability of Tenant.

8.4 Liability Insurance for Common Areas. During the Term, Landlord shall provide and maintain commercial general liability insurance insuring against claims for personal injury, bodily injury or death, and property damage or destruction, occurring in, on or about the Common Areas, naming both Landlord and Tenant as insureds. The limits of liability of all such insurance shall be not less than $2,000,000 for personal injury or bodily injury or death of any one person, $2,000,000 for personal injury or bodily injury or death of more than one person in one occurrence, and $2,000,000 with respect to damage to or destruction of property; or, in lieu of such coverage, a combined single limit (covering personal injury, bodily injury or death and property damage or destruction) with a limit of not less than $2,000,000 per occurrence. Tenant shall pay to Landlord Tenant’s pro rata share of the cost of such insurance as set forth in Section 10 (Operating Expenses).

8.5 Other Insurance Coverage. Tenant shall be solely responsible for obtaining any workers’ compensation insurance, employers’ liability insurance, business interruption insurance, and any other type of insurance for the benefit of Tenant.

8.6 Indemnification. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Tenant’s use of the Leased Premises, or from the conduct of Tenant’s business, or from any activity, work or thing done, permitted or suffered by Tenant in or about the Leased Premises, the Common Areas, or elsewhere, except to the extent caused by Landlord. Tenant shall further indemnify, defend, protect and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease, or arising from any negligent or intentional act or omission on the part of Tenant or Tenant’s agents, contractors or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend same at Tenant’s expense by counsel satisfactory to Landlord. Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Landlord’s breach or default in the performance of any obligation on Landlord’s part to be performed under this Lease, or arising from any negligent or intentional act or omission on the part of Landlord or Landlord’s agents, contractors under Landlord’s control or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such action or proceeding brought thereon. In the event any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend same at Landlord’s expense by counsel satisfactory to Landlord.

8.7 Waiver of Subrogation. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or to anyone claiming by, through or under them by way of subrogation or otherwise, for any loss or damage to the real or personal property of the other (even if caused by the negligence of the other, or anyone for whom such party may be responsible), to the extent such loss or damage is actually covered by and paid under any policy of insurance carried by the other. Landlord and Tenant shall immediately give to each insurance company which has issued policies of fire and extended coverage insurance, written notice of this Section, and shall have all such insurance policies endorsed to prevent the invalidation of the insurance coverage because of the waivers contained in this Section.

9. Taxes.

9.1 Real Estate Taxes. Landlord shall pay, before delinquency, all real estate taxes and assessments levied against the Landlord Parcel. Tenant shall pay to Landlord Tenant’s pro rata share of such real estate taxes and assessments as set forth in Section 10 (Operating Expenses).

9.2 Personal Property Taxes. During the Term, Tenant shall pay, before delinquency, all taxes levied against the leasehold interest of Tenant or the personal property and trade fixtures owned or placed by Tenant in or about the Leased Premises.

9.3 Other Taxes. Tenant shall pay to Landlord all excise, privilege, rental and other taxes, levied or assessed in connection with Tenant’s use or occupancy of the Leased Premises (including, but not limited to, any tax measured by the rents payable under this Lease). Nothing contained herein shall be construed to require Tenant to pay any estate, gift, inheritance or net income tax of Landlord.

10. Operating Expenses.

10.1 Payment of Tenant’s Pro Rata Share of Operating Expenses (NNN). Tenant shall pay to Landlord Tenant’s pro rata share of all Operating Expenses in accordance with this Section. For purposes of this Lease, “Operating Expenses” is defined to include the following items:

(a) All taxes and assessments (including, without limitation, as specified in Section 9) levied against or allocated to the Landlord Parcel, and any costs, including attorneys’ fees, which Landlord may reasonably incur in contesting said taxes and assessments;

(b) All costs and expenses of every kind and nature paid or incurred by Landlord for maintenance and insurance of the Common Areas. It is understood and agreed that the phrase “costs and expenses for maintenance and insurance of the Common Areas”, as used herein, shall be construed to include, but not be limited to, all sums expended in connection with the Common Areas for all general maintenance and repairs, resurfacing, or painting, re-stripping, cleaning, sweeping and janitorial services; maintenance and repair of sidewalks, curbs, sprinkler systems, planting and landscaping; snow and ice removal; HVAC servicing and repair; lighting and other utilities, maintenance and repair of any fire protection systems, lighting systems, storm drainage systems, trash service, and any other utility systems and if Landlord, at its sole discretion, deems necessary, the cost of security guards.

(c) All costs and expenses of every kind and nature paid or incurred by Landlord in the repair, upkeep, renewal, improvement, alteration, restoration, replacement or reconstruction of any and all facilities, structures, and improvements located on or used in connection with the Leased Premises, Building or Landlord Parcel; provided that Operating Expenses do not include replacement of structural components.

(d) All premium costs for property insurance on all improvements on the Landlord Parcel permitted in this Lease.

(e) All costs for utilities or other services supplied to the Landlord Parcel, which are not separately metered or charged to the Leased Premises but are supplied for the benefit of the Leased Premises (including, without limitation, costs of heat, ventilating and air conditioning, of furnishing gas, electricity, water, cable and sewer and waste disposal services); and

(f) All reasonable costs for the management and operation of the Landlord Parcel (including, without limitation, an administrative fee of ten (10%] of all Operating Expenses [excluding taxes set forth in Section 9 and insurance in Section 8] to cover Landlord’s administrative and overhead costs), the costs of consulting, legal and accounting services, and the costs for any security services Landlord, at its sole discretion, deems necessary; provided, however, that Landlord shall not be obligated in any manner to provide any such security services.

(g) Any other commercially reasonable costs and expenses directly related to the maintenance of the Landlord Parcel and which are not Landlord Obligations under this Lease in Section 7.2.

(h) Notwithstanding the foregoing, only commercial reasonable capital expenditures and capital expenditures required by law will be charged to Tenant as part of Operating Expenses, and only to the extent the cost is amortized according to GAAP (Generally Accepted Accounting Principles) over the useful life of such capital improvement, and Tenant’s Operating Expense will only include such annual amortization amount.

10.2 Calculation of Tenant’s Pro Rata Share of Operating Expenses. Tenant’s pro rata share of Operating Expenses is 12.2% (calculated as 9,530 square foot Premises in a 77,962 square foot Building). Tenant’s Operating Expenses shall be $0.14/psf foot of the Premises per month. The parties agree that the Tenant’s pro rata share of Operating Expenses does not include the cost of electrical and gas serving the Premises which are estimated to be at $0.05/sq. ft ($476.50 annually). Landlord will pay and bill Tenant monthly until such time the utilities are separately metered.

10.3 Estimated Monthly Payments. Tenant shall pay to Landlord in advance on the first day of each calendar month during the Term (with ratable adjustment for any fractional month), the amount of $1,334.20 estimated by Landlord to be Tenant’s monthly pro rata share of all Operating Expenses for the first Lease Year. Landlord may periodically adjust the estimated monthly payment on the basis of Landlord’s experience, reasonably anticipated costs, or imposition of any new tax or assessment pursuant to Section 9 above. At Landlord’s option, some or all Operating Expenses may be paid by Tenant in arrears. Landlord shall not be required to pay to Tenant any interest or earnings on amounts paid to Landlord pursuant to this Section.

10.4 Deficiencies. If at any time during the Term, the estimated monthly payments made by Tenant pursuant to this Section are not sufficient to pay Operating Expenses as the same will come due, Tenant shall immediately upon demand pay to Landlord Tenant’s pro rata share of such amounts as are necessary to cure any such insufficiency.

10.5 Reconciliation. Within ninety (90) days, after the end of each Calendar Year, and after any earlier termination of this Lease, Landlord shall provide Tenant an accounting of the amounts paid to Landlord pursuant to this Section. If the total of such payments made by Tenant exceeds the amount of payments actually made by Landlord for Operating Expenses, plus such amounts as have been reasonably accumulated toward Operating Expenses to become due or costs to be incurred, such excess may, at Landlord’s election, be (i) applied against rents or other amounts due or next thereafter to become due under the Lease or against loss or damage sustained by Landlord by reason of Tenant’s breach of or default under the Lease, or (ii) refunded to Tenant. If the total of such payments made by Tenant is not sufficient to cover the amount of payments actually made by Landlord for Operating Expenses, Tenant shall pay its pro rata share of such insufficiency within thirty (30) days after receipt of a written statement. Tenant may inspect, and/or hire an auditor to review Landlord’s books and records regarding such reconciliation and payments.

10.6 Emergency or Extraordinary Expenditures. If at any time during the Term, Landlord deems it necessary to make any emergency or other extraordinary expenditure which is an item of Operating Expenses, Tenant shall pay to Landlord Tenant’s pro rata share of such item within thirty (30) days after receipt of a written statement therefor.

10.7 Separately-Metered Utilities. Tenant shall be responsible for and shall pay, directly to the provider thereof, all charges for gas, cable, telephone, electricity and other utility or similar services supplied and separately metered or charged to the Leased Premises.

10.8 Interruption. Notwithstanding anything elsewhere to the contrary, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service furnished to the Leased Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease.

11. Security Deposit. Tenant shall, on the effective date of this Lease, deposit with Landlord the sum of $ 6,671.00. Said deposit may be commingled with Landlord’s general funds and shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, conditions, and covenants of this Lease. If any amount of Rent payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other right or remedy which Landlord may have on account thereof, appropriate the entire amount of said deposit and apply said entire amount or so much thereof as may be necessary to compensate Landlord toward the payment of Rent or loss or damage sustained by Landlord due to such breach or default on the part of Tenant. After application of all or part of said deposit as above provided, Tenant shall forthwith upon demand restore said deposit to the sum of $7,000.00. Should Tenant comply with all of the terms of this Lease and promptly pay all Rent as it comes due, said deposit shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interests under this Lease, to the extent permitted by this Lease), at the end of the Term. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such amounts from the deposit may be appropriated and shall be deemed to be applied first to the payment of all Rent due to Landlord for all periods prior to filing of such bankruptcy or other debtor-creditor proceeding. Such appropriation or use of the Security Deposit by Landlord shall not constitute an election of remedies or waiver of any remedy to which Landlord’s is legally entitled.

12. Signs.

12.1 Exterior Building Sign. Tenant shall have the right, at Tenant’s election, to place two (2) signs on the exterior of that portion of the Building where Tenant’s business in conducted, one on the Building facing Emerald St and one on the Building facing Meadowland Drive, unless otherwise approved by Landlord, and subject to City Codes. The location, size, design (including, without limitation, lettering, logos, color, materials, and method and amount of illumination) and installation (including, without limitation, location of any wall penetration and method of fastening) of the sign shall be subject to the prior written approval of Landlord, which approval will not be unreasonably withheld or delayed. Tenant shall submit to Landlord, prior to fabrication or installation of the sign, copies of detailed drawings and specifications for such. Tenant’s signage shall always conform to governmental restrictions, limitations, or prohibitions. Tenant is solely responsible to ensure its signage is in compliance with any restriction, limitation, or prohibition imposed by any governmental unit. Tenant shall modify its signage at its own expense when required to conform to such regulation. Tenant acknowledges that approval by Landlord of Tenant’s signage does not constitute any representation as to conformance with any existing or future governmental regulation. The sign shall be fabricated, installed, maintained and illuminated at Tenant’s sole cost and expense, and the sign and installation thereof shall be in compliance with all governmental requirements, including building and electrical codes. Tenant shall not place any other signs on the exterior of the Building. Tenant shall not affix any sign to the roof of the Leased Premises. Tenant shall indemnify, defend, protect and hold Landlord harmless from any acts or omission of Tenant’s sign contractors. Landlord reserves the right to place signs on the exterior of the Building provided such signs do not interfere with Tenant’s sign. If the Building has sign criteria which has been provided to Tenant prior to signing this Lease, Tenant shall cause any Tenant sign to be in compliance therewith. If Landlord enacts sign criteria after the Tenant has installed its signs, Tenant will comply so long as it is no expense to Tenant and permit’s Tenant’s standard sign package, if any. Landlord shall provide a junction box above tenant’s front space and Tenant shall pay to hook-up the sign.

12.2 Window/Door Signs. Tenant may place upon the entrance door or window of the Leased Premises identifying the business, business hours and similar information. In the event Tenant has a noncustomer door for receiving merchandise, only Tenant’s name may be applied on said door. Tenant shall not affix or maintain upon the glass panes and supports of the show windows, doors and the exterior walls of the Leased Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items, without the prior written approval of Landlord. Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof of the Leased Premises. In addition, no advertising medium shall be utilized in the Leased Premises or Building by Tenant which can be heard or experienced outside the Leased Premises, including without limiting the generality of the foregoing, flashing lights, searchlights, loudspeakers, phonographs, radios or television. Nothing contained in this Section shall be construed as a representation by Landlord that the standards set forth in this Section do in fact conform to the relevant regulations of any governmental unit.

13. Subordination, Quiet Enjoyment, and Attornment.

13.1 Subordination. This Lease, at Landlord’s option, shall be subject and subordinate to the lien of any mortgage or deed of trust now or hereafter placed upon the Leased Premises or the underlying land; provided, however, that so long as Tenant complies with all Tenant’s obligations under this Lease, neither Tenant nor its successors and permitted assigns shall be disturbed in its possession of the Leased Premises. Such subordination shall be automatic without the necessity of the execution and delivery of any further instruments on the part of Tenant; provided, however, Tenant shall execute such further instruments subordinating this Lease to the lien of any such deeds of trust or mortgages as shall be requested by Landlord. If any mortgagee or beneficiary shall elect to have this Lease be prior to the lien of its mortgage or deed of trust, and shall be given written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease regardless of the respective dates of execution or recording of such.

13.2 Quiet Enjoyment. So long as Tenant is not in default under this Lease, any restrictions and easements, or common area maintenance agreement, which has been provided to Tenant prior to signing this Lease, and subject to other provisions of this Lease, Tenant shall have quiet and peaceful possession of the Leased Premises and enjoy all of the rights granted herein without interference from Landlord or anyone acting by, through or under Landlord.

13.3 Attornment. In the event any mortgagee, beneficiary or other purchaser at a foreclosure sale acquires title to the Leased Premises causes Landlord’s interest in the Leased Premises to be terminated and succeeds to Landlord’s interest in the Leased Premises, Tenant shall attorn to such mortgagee, beneficiary or purchaser and recognize such as Landlord under this Lease, provided such mortgagee, beneficiary or purchaser agrees in writing to accept Tenant and to be bound by the terms of this Lease.

13.4 Remedies. Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the foregoing provisions of this Section, within ten (10) days after written request so to do by Landlord, shall constitute a default. In the event of such failure, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such statements or instruments, which appointment shall be in addition to any other rights or remedies available to Landlord.

14. Tenant Modifications; Alterations; Installation of Fixtures.

14.1 Except for the Tenant Improvements as provided in Exhibit “B”, all tenant modifications to the Leased Premises, including any alterations or remodels, shall be subject to Landlord’s prior written approval of the plans and specifications for the same, shall be at Tenant’s sole cost and expense, shall be performed in a good and workmanlike manner in compliance with all applicable laws, codes and regulations, and shall be diligently prosecuted to completion so that the Leased Premises shall at all times be a complete unit except during the reasonable period necessary for such work.

14.2 Tenant shall not permit any lien to stand against the Leased Premises for work done or materials furnished by or on behalf of Tenant, provided that Tenant may contest the validity of any such lien (provided Landlord may require Tenant to transfer said lien to bond as provided under applicable law), but upon a final determination of the validity thereof, Tenant shall cause the lien to be satisfied and released of record.

14.3 Nothing contained herein shall constitute the consent or request of Landlord, express or implied, to or for the performance of any labor or services, or the furnishing of any materials to or for the construction or restoration, reconstruction, expansion, alteration, repair or remodeling of any improvements located on the Leased Premises. Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished to Tenant or anyone holding or claiming any interest in the Leased Premises by, through or under Tenant and that no mechanic’s, materialman’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Leased Premises. Tenant agrees to provide Landlord written notice of its intent to cause the performance of any labor or services, or the furnishing of any materials to or for the benefit of the Leased Premises at least thirty (30) days prior to commencing any such construction, restoration, reconstruction, expansion, repair or remodeling.

14.4 Tenant shall indemnify, defend, protect and hold harmless Landlord from any and all liabilities, claims, demands, losses, damage, costs, expenses (including reasonable attorneys’ fees and reasonable attorneys’ fees on any appeal), judgments, proceedings and causes of action of any kind whatsoever arising out of or in any way connected with (i) hazardous materials (including, without limitation, asbestos or asbestos containing material) placed in or added to the Leased Premises or the Building by Tenant in violation of applicable law, and (ii) the abatement of hazardous materials (including, without limitation, asbestos or asbestos containing material) required by any governmental authorities having jurisdiction over the Leased Premises due to hazardous materials due to the above. Landlord shall indemnify, defend, protect and hold harmless Tenant from any and all liabilities, claims, demands, losses, damage, costs, expenses (including reasonable attorneys’ fees and reasonable attorneys’ fees on any appeal), judgments, proceedings and causes of action of any kind whatsoever arising out of or in any way connected with hazardous materials (including, without limitation, asbestos or asbestos containing material) existing in the Leased Premises, Building or Landlord’s Parcel prior to Tenant’s use occupancy or placed or added to the Leased Premises, Building or Landlord’s Parcel, by Landlord.

15. Condition and Suitability Leased Premises. Tenant has examined the Leased Premises prior to taking possession of such. Tenant’s taking possession shall be conclusive evidence as against Tenant that at the time of taking possession the Leased Premises were in good order and satisfactory condition except for any concealed conditions. Landlord represents and warrants that the HVAC, electrical, plumbing, and sprinkler systems are in good working order, and the HVAC system is sufficient to support Tenant’s intended use for the office and conference room area (i.e. not the shop areas shown on Exhibit B). Except as provided herein, Landlord does not make and hereby disclaims any warranties, express or implied, with respect to the Leased Premises, and Tenant takes the Leased Premises in their present “as is” condition, with all faults including latent and patent defects. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties, nor is Tenant relying on any representations or warranties made by Landlord or Landlord’s agent, with respect to the Leased Premises or with respect to the suitability of the Leased Premises or Building for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration, or improvement of the Leased Premises except as provided in this Lease. Without limitation upon the foregoing, it is specifically set forth that neither Landlord nor Landlord’s representatives have made any representations or warranties of any kind or nature, whether express or implied, with respect to the Leased Premises’ compliance with any federal, state or local law, statute, rule or regulations now or hereafter in effect (including, without limitation, the American with Disabilities Act of 1990, 42 U.S.C. § 12101, et seq., and any comparable state laws and related statutes and regulations), and Landlord shall have no obligation to Tenant with respect to the performance of any work related to such compliance, except that Landlord warrants and represents that the bathrooms included in the Tenant Improvements will be ADA compliant.

16. Assignment and Subletting.

16.1 By Tenant. Tenant shall not assign, mortgage or transfer this Lease or any interest herein, sublease all or any part of the Leased Premises, or permit the use or occupancy of the Leased Premises or any part thereof by anyone other than Tenant, without Landlord’s consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, if Tenant is a corporation, Tenant may assign this Lease to any corporation succeeding thereto by consolidation, merger or acquisition of its assets substantially as an entirety, and to any wholly-owned subsidiary thereof, or an entity controlled by Tenant; provided that any such succeeding corporation or subsidiary shall be deemed to assume all of the obligations of Tenant hereunder, and Tenant shall remain liable under this Lease.

16.2 By Landlord. Landlord shall have the right to sell, assign, transfer, convey, or mortgage its interest in this Lease and in and to the Leased Premises, Building or the Landlord Parcel. Any such sale, assignment, transfer, conveyance, or mortgage shall not result in the disruption of Tenant’s quiet enjoyment of the Leased Premises and any such sale, assignment, transfer, conveyance, or mortgage shall be subject to the terms of this Lease. Landlord may sell all or any portion of Landlord’s interest in and to the Leased Premises, Landlord Parcel or Building, and may otherwise assign and transfer this Lease. Any assignee or successor-in-interest shall assume all obligations of Landlord under this Lease, and thereupon Landlord shall be relieved of all liabilities and obligations hereunder.

17. Surrender of Possession. All of Tenant’s installations or additions to the Leased Premises which cannot be removed without damage to the Leased Premises shall, at the option of Landlord, be deemed Landlord’s property; provided, however, that Landlord may elect prior to the termination of this Lease or within ten (10) days thereafter to require Tenant to remove any installation or addition and repair any damage to the Leased Premises at Tenant’s expense. Tenant shall remove from the Leased Premises all of Tenant’s furniture, trade fixtures and other personal property of every kind whatsoever not becoming Landlord’s property as hereinbefore specified, and in the event of Tenant’s failure to remove such property, all such property, and every interest of Tenant in the same, shall, at the option of Landlord, be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without compensation, allowance, or credit to Tenant. Tenant shall nonetheless be liable to Landlord for the cost of removal of all such property. Tenant shall, upon such termination of the Term or of Tenant’s right to possession, return to Landlord the Leased Premises and all equipment and fixtures comprising a part thereof in as good a condition as when Tenant took possession, excepting only ordinary wear and tear and damage by fire or other casualty for which Tenant is not legally responsible.

18. Holding Over. Any hold over and acceptance of rent by Landlord beyond the termination of this Lease shall be deemed to establish a month-to-month tenancy on the same terms and conditions as this Lease, except as to duration, and except that the monthly rental shall be 150% of the monthly installment of Annual Rent payable for the last calendar month, or fraction thereof, preceding termination of this Lease.

19. Reserved Rights of Landlord. In addition to any other rights reserved by Landlord in this Lease, Landlord reserves the following rights: (a) to change the name or address of the Building without notice or liability of Landlord to Tenant; (b) to enter the Leased Premises or any part thereof at all reasonable hours to make inspections, repairs, alterations or additions in or to the Leased Premises or the Building; to exhibit the Leased Premises to prospective tenants, purchasers or others provided Landlord gives Tenant a 2-hour notice on weekdays and 24-hour notice on weekends, except in a case of an emergency; to display during the last ninety (90) days of the Term without hindrance or molestation by Tenant “For Rent” and similar signs on windows or elsewhere in or on the Leased Premises; and to perform any acts related to the safety, protection, preservation, re-letting, sale or improvements of the Leased Premises or the Building; and (c) during the last ninety (90) days of the Term or any part thereof, if during or prior to that time Tenant vacates the Leased Premises, to enter and decorate, remodel, repair, alter or otherwise prepare the Leased Premises for re-occupancy. The exercise of any of these reserved rights by Landlord shall never be deemed an eviction or disturbance of Tenant’s use and possession of the Leased Premises and shall never render Landlord liable in any manner to Tenant or to any other person.

20. Damage by Casualty.

20.1 Damage. Tenant shall give immediate written notice to Landlord of any damage caused to the Leased Premises by fire or other casualty. In the event the Leased Premises are damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its own cost and expense to rebuild and repair the Leased Premises to the extent of available insurance proceeds. In the event: (a) the Building in which the Leased Premises are located shall be destroyed or substantially damaged by a casualty not covered by Landlord’s insurance; (b) the Building or the Leased Premises be destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the floor area; or (c) the holder of a mortgage, deed of trust or other lien on the Leased Premises at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of part of Landlord’s insurance proceeds to the satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust, or other lien, then Landlord may elect to terminate this Lease or to proceed to rebuild or repair the Leased Premises. Landlord shall give written notice to Tenant of such an election within thirty (30) days after the occurrence of such casualty, and if it elects to rebuild and repair shall proceed to do so with reasonable diligence and at its sole cost and expense. Notwithstanding anything to the contrary in the foregoing, if the damage not covered by Landlord’s insurance is caused by an act or omission of Tenant or Tenant’s agents, contractors or employees, Tenant shall repair such damage promptly at Tenant’s sole cost and expense.

20.2 Obligation to Rebuild and Repair. Landlord’s obligation to rebuild and repair under this Section shall in any event be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant’s own cost and expense to restore, repair, and replace all alterations, additions, improvements, fixtures, trade equipment signs and equipment necessary for Tenant’s business.

20.3 Business Operation; Rent Abatement. During any period of reconstruction or repair of the Leased Premises, Tenant shall continue the operation of its business in the Leased Premises to the extent reasonably practicable. Annual Rent shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is a substantial interference with the operation of Tenant’s business; provided, however, that in the event of damage not covered by Landlord’s insurance and caused by an act or omission of Tenant or Tenant’s agents, contractors or employees, there shall be no abatement of Annual Rent during any such period.

21. Default and Remedies.

21.1 Time of Essence. Time is of the essence of this Lease, except as to the conditions relating to the delivery or possession of the Leased Premises to Tenant.

21.2 Tenant’s Default. Tenant shall be deemed to be in default upon the occurrence of any of the following:

(a) Tenant fails to pay when due any amount of Rent and such failure is not cured within five (5) business days after written notice from Landlord; or

(b) Tenant fails to perform or observe any other term, covenant, condition, agreement or provision of this Lease (other than failure to pay Rent) and such failure is not cured within thirty (30) days after written notice to Tenant with such notice providing the default and remedy with specificity; provided, if such failure cannot reasonably be cured within such time period, then Tenant shall not be deemed to be in default if Tenant commences to cure and cures such failure within a reasonable time;

(c) Tenant files a petition seeking any relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or admits the material allegations of any such petition by answer or otherwise, or is dissolved, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant, or makes any assignment for the benefit of creditors, or admits in writing Tenant’s inability to pay debts as they become due; or

(d) Tenant is in material default more than two (2) times in any Lease Year and thereafter, upon a third default, Landlord shall have the right in its unrestricted discretion to cancel this Lease.

21.3 Landlord’s Remedies. Upon Tenant’s default, after the applicable cure period, Landlord shall have the following remedies:

(a) Landlord shall have the right to terminate this Lease by giving to Tenant written notice of such termination.

(b) If Landlord elects to terminate this Lease as provided in subparagraph (a) hereof, Landlord may then or at any time thereafter, reenter the Leased Premises, or any part thereof, and expel or remove therefrom Tenant and any other persons occupying the same, using such force as may be necessary so to do, and again possess and enjoy the Leased Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant’s default or of such termination.

(c) If Landlord elects to terminate this Lease, as provided in subparagraph (a) hereof, Landlord shall have all of the rights and remedies of a landlord provided by law and by this Lease. The amount of damages which Landlord may recover in the event of such termination shall include: (i) the worth at the time of award (computed by allowing interest at the rate of the lesser of one and one-half percent (1-1/2%) per month or the maximum rate permitted by law) of the unpaid rent and charges equivalent to rent earned as of the date of termination hereof; (ii) the worth at the time of the award (computed by allowing interest at the rate of the lesser of one and one-half percent (1-1/2%) per month or the maximum rate allowable by law) of the amount by which the unpaid rent and charges equivalent to rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%)) of the amount by which the unpaid rent and charges equivalent to rent for the balance of the Term hereof after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) any other amount which Landlord may by law hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant’s default. Landlord agrees to take all reasonable measures to mitigate its damages caused by termination.

(d) After terminating this Lease pursuant to subparagraph (a) hereof, Landlord may, without any further demand or notice, remove any and all personal property located on the Leased Premises and place such property in a public or private warehouse or elsewhere at the risk and sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such a manner and at such times and places as Landlord acting reasonably may deem proper, without notice to or demand upon Tenant.

(e) Landlord shall have the right to cause a receiver to be appointed in any action against Tenant to take possession of the Leased Premises and/or to collect the rents or profits derived therefrom. Said receiver may, if it is necessary or convenient in order to collect such rents or profits, conduct the business and may use the same in conducting such business on the Leased Premises. Neither the application for the appointment of such receiver nor the appointment of such receiver shall constitute an election on the part of the Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

(f) Landlord may at Landlord’s election reenter the Leased Premises, and without terminating this Lease, at any time and from time to time relet the Leased Premises or any part or parts of them for the account and in the name of Tenant or otherwise. Any reletting may be for the remainder of the Term or for a longer or shorter period. Landlord may execute any leases made under this provision either in Landlord’s name or in Tenant’s name and shall be entitled to all rents from the use, operation, or occupancy of the Leased Premises. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease the equivalent of all sums required of Tenant under this Lease, plus Landlord’s expenses, less the avails of any reletting or attachment. No act by or on behalf of Landlord under this provision shall constitute a termination of this Lease unless Landlord gives Tenant notice of termination.

(g) If Landlord elects to reenter the Leased Premises without termination, as provided in subparagraph (f) hereof, Landlord may at Landlord’s election use Tenant’s personal property and trade fixtures or any of such property and fixtures without liability for use or damage, or store them for the account and at the cost of Tenant. The election of one remedy for any one item shall not foreclose an election of any other remedy for another item or for the same item at a later time.

(h) In addition to the remedies for breach of this Lease described herein, Tenant agrees that Landlord shall be entitled to receive from Tenant any and all costs in connection with Tenant’s default hereunder, including without limitation, administrative costs of Landlord associated with Tenant’s default, costs of repairing and/or remodeling the Leased Premises for new tenants and leasing commissions for any leasing agent engaged to relet the Leased Premises.

(I) Notwithstanding anything to the contrary set forth herein, Landlord’s reentry to perform acts of maintenance of preservation of or in connection with efforts to relet the Leased Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Tenant’s interest under this Lease shall not terminate Tenant’s right to possession of the Leased Premises or any portion thereof, and until Landlord does elect to terminate this Lease by written notice to Tenant, this Lease shall continue in full force and effect. Landlord may enforce all of Landlord’s rights and remedies hereunder including, without limitation, the right to recover from Tenant as ii becomes due hereunder all rent, additional rent and other charges required to be paid by Tenant under the terms hereof. Any reletting by Landlord of the Leased Premises, or any part or parts of them, shall be for the account and in the name of Tenant or otherwise. Any reletting may be for the remainder of the Term or for a longer or shorter period. Landlord may execute any lease made under this provision either in Landlord’s name or in Tenant’s name and shall be entitled to all rents from the use, operation or occupancy of the Leased Premises to be applied toward any amounts due to Landlord from Tenant hereunder.

(j) Nothing in this Section shall be deemed to affect Landlord’s right to defense and indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

(k) In addition to the other remedies provided in this Lease, Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease and to a decree compelling performance of any covenant, agreement, condition or provision of this Lease and to any other remedy allowed to Landlord at law or in equity.

21.4 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord with a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Leased Premises furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

21.5 No Election; No Waiver. The failure of Landlord to terminate this Lease at any time during Tenant’s default shall be deemed only an indulgence by Landlord for that particular default and shall not be construed to be a waiver of the rights of Landlord as to any further or subsequent default. No reentry or reletting of the Leased Premises shall be construed as an election by Landlord to terminate Tenant’s right to possession and this Lease unless a written notice of such intention is given by Landlord to Tenant; and notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate Tenant’s right to possession and this Lease in the event that at such time Tenant remains in default hereunder. The failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that Landlord may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.

21.6 Attorneys’ Fees. If at any time, including after expiration of the Term, either party is required to to enforce any of the provisions herein, the non-prevailing party in any allegation, suit or action, agrees, to pay all costs of the prevailing party in such action or actions, together with reasonable attorneys’ fees, including reasonable attorneys’ fees on any appeal. Notices shall be given to the addresses set forth in Section 24 (Notices) of this Lease. Anything herein to the contrary notwithstanding, this Section shall survive any termination of the Lease.

21.7 Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Landlord obtaining possession of the Leased Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

21.8 Remedies Cumulative. Either party may pursue any other remedy now or hereafter available to ii under the laws or judicial decisions of Idaho. Except as otherwise provided in this Lease, all rights and remedies shall be cumulative and none shall exclude any other right or remedy allowed by law or equity. Likewise, the exercise of any remedy provided for herein or allowed by law or equity shall not be to the exclusion of any other remedy.

21.9 Waiver of Counterclaims and Trial by Jury. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of said Leased Premises, and any emergency statutory or any other statutory remedy. Tenant shall not raise or make any counterclaim or counterclaims or claims for set-off, recoupment or deduction of rent in a summary proceeding for nonpayment of rent or other action or summary proceeding based on termination, holdover or other default in which Landlord seeks repossession of the Leased Premises from Tenant.

22. Bankruptcy.

22.1 Chapter 7. In the event Tenant becomes a debtor in a case filed under Chapter 7 of the Bankruptcy Code and Tenant or Tenant’s trustee elects to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of Sections 22.2, 22.3 and 22.5 are satisfied. If Tenant or Tenant’s trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of such petition or such additional time as provided by the court within such sixty (60) day period, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of the Leased Premises without further obligation to Tenant or Tenant’s trustee, and this Lease, upon the election of Landlord, shall terminate, but Landlord’s right to be compensated for damages in any such proceeding shall survive whether or not this Lease is terminated.

22.2 Chapter 11. In the event Tenant becomes a debtor in a case filed under Chapter 11 of the Bankruptcy Code, or in a case filed under Chapter 7 of the Bankruptcy Code which is converted to Chapter 11, Tenant’s trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within one hundred and twenty (120) days from the date of the filing of the petition under Chapter 11 or transfer thereto, or Tenant’s trustee or the debtor-in-possession, shall be deemed to have rejected this Lease. In the event that Tenant, Tenant’s trustee or the debtor-in-possession has failed to perform all of Tenant’s obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant’s trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be permitted or effective unless each of the following conditions has been satisfied:

(a) Tenant’s trustee or the debtor-in-possession has cured all defaults under the Lease or has provided Landlord with Assurance (as defined below) that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

(b) Tenant’s trustee or the debtor-in-possession has compensated or has provided Landlord with Assurance that within ten (10) days from the date of such assumption it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant’s trustee, or the debtor-in-possession indicated in any statement of actual pecuniary loss sent by Landlord to Tenant’s trustee or the debtor-in-possession.

(c) Tenant’s trustee or the debtor-in-possession has provided Landlord with Assurance of the future performance of each of the obligations under this Lease of Tenant, Tenant’s trustee or the debtor-in-possession, and if Tenant’s trustee or the debtor-in-possession has provided such Assurance, Tenant’s trustee or the debtor-in-possession shall also deposit with Landlord, as security for the timely payment of rent hereunder, an amount equal to six (6) monthly installment payments of the Annual Rent, which shall be applied to the last installments of Annual Rent that shall become due under this Lease, provided all the terms and provisions of this Lease shall have been complied with. The obligations imposed upon Tenant’s trustee or the debtor-in-possession by this paragraph shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

(d) Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Leased Premises. For purposes of this Section 23, Landlord and Tenant acknowledge that “Assurance” shall mean no less than: Tenant’s trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord, and/or Tenant’s trustee or debtor-in-possession shall have been granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant’s trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant’s trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or nonmonetary, within the time periods set forth above.

22.3 Subsequent Petitions. In the event that this Lease is assumed in accordance with Section 23.2, and thereafter Tenant is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all right of Tenant hereunder, by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of either of such events.

22.4 Adequate Assurance. If Tenant’s trustee or the debtor-in-possession has assumed the Lease pursuant to the terms and provisions of Section 23.1 or 23.2 for the purposes of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein, “adequate assurance of future performance” shall mean that no less than each of the following conditions has been satisfied:

(a) The proposed assignee has furnished Landlord with either (i) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by such assignee of guarantees, in form and substance satisfactory to Landlord, from one or more persons with a net worth which Landlord reasonably determines to be sufficient to secure the Tenant’s obligations hereunder, and information with respect to the proposed assignee’s management ability, expertise and experience in Tenant’s business and Landlord has reasonably determined that the proposed assignee has the management expertise and experience to operate the business conducted on the Leased Premises.

(b) Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment without violating the terms of any such agreements.

22.5 Use and Occupancy Charges. When, pursuant to the Bankruptcy Code, Tenant’s trustee or the debtor-in-possession shall be obliged to pay reasonable use and occupancy charges for the use of the Leased Premises, such charges shall not be less than the Annual Rent, Tenant’s pro rata share of all Operating Expenses, and such other amounts of Rent hereunder.

22.6 No Transfer In Bankruptcy Without Consent. Neither the whole nor any portion of Tenant’s interest in this Lease or its estate in the Leased Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of installment payments of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

23. Condemnation.

23.1 If the whole of the Leased Premises shall be taken by condemnation or eminent domain, then the Term hereof shall cease as of the day of the vesting of title or as of the day possession shall be so taken, whichever is earlier.

23.2 If only a portion of the Leased Premises or the Building of which it is part shall be taken by condemnation or eminent domain, or if any or all of the buildings, parking facilities, Common Areas, or common or public facilities located within the Landlord Parcel are so taken, Landlord shall be entitled to terminate this Lease, effective as of the day of the vesting of title or as of the day possession shall be so taken, whichever is earlier, upon giving written notice thereof to Tenant, but if Landlord does not elect to so terminate this Lease, it shall restore the Leased Premises to an architectural unit as nearly like its condition prior to such taking as shall be practicable; but such work shall not exceed the scope of the work, if any, to be done by Landlord in originally constructing the Leased Premises. Landlord shall notify Tenant of its election either to terminate or to rebuild not later than ninety (90) days after any such taking. If this Lease is not terminated, as hereinbefore provided, all of the terms hereof shall continue in effect, but the Annual Rent, or a fair and just proportion thereof, according to the nature and extent of the damage to the Leased Premises, shall be suspended or abated until Landlord’s work is completed and Tenant shall, upon the completion by Landlord of the restoration of the Leased Premises as aforesaid, do all work required of Tenant to occupy the Leased Premises including the restoration and replacement of all improvements, alterations, additions, fixtures, signs, trade equipment, furniture, furnishings and other installations necessary for Tenant’s business.

23.3 All damages whatsoever awarded for such taking, whether for the whole or a part of the Leased Premises, shall belong to and be the property of Landlord, provided, however, that Tenant shall be entitled to any amounts specifically awarded to it for the taking of its trade furniture or fixtures.

23.4 If this Lease is so terminated, all Rent shall be prorated to the date of termination.

24. Notices.

24.1 All notices required by and notices given pursuant to this Lease shall be in writing and shall be given by personal delivery, by United States mail or by United States express mail or other established express delivery service (such as Federal Express), postage or delivery charge prepaid, return receipt requested, addressed to the person and address designated below or, in the absence of such designation, to the person and address shown on the then current real property tax rolls of the county in which the Landlord Parcel is located. Notices may be by email if receipt is acknowledged by the recipient(s) below. All notices to Landlord or Tenant shall be sent to the person and address set forth below:

Landlord:	Emerald Town, LLC PO Box 2579
Eagle, ID 83616
Phone:
EM:

Tenant:	Kyle’s Custom Wood Shop, Inc.
10849 W. Emerald Street
Boise, ID 83713
Phone:
EM:

The person and address to which notices are to be given may be changed at any time by any party upon written notice to the other party. All notices given pursuant to this Lease shall be deemed given upon receipt. For the purpose of this Lease, the term “receipt” shall mean the earlier of any of the following: (i) the date of delivery of the notice or other document to the address specified pursuant to this Section as shown on the return receipt, (ii) the date of actual receipt of the notice or other document by the person or entity specified pursuant to this Section, or (iii) in the case of refusal to accept delivery or inability to deliver the notice or other document, the earlier of (a) the date of the attempted delivery or refusal to accept delivery, (b) the date of the postmark on the return receipt, or (c) the date of receipt of notice of refusal or notice of non-delivery by the sending party.

25. Estoppel Certificates.

Within three (3) business days after written request by Landlord, Tenant shall certify in writing to all persons designated by Landlord (provided Tenant can do so truthfully): (1) that Landlord has performed all of its obligations and is not in default under the Lease; (2) that the Lease has not been amended (except as otherwise stated) and that the Lease, as amended, is in full force and effect; and (3) such other information as Landlord may reasonably request, or which any prospective purchaser or encumbrancer may reasonably require. Each person receiving such certification may rely thereon for all purposes. Tenant’s failure to execute the requested certificate shall be deemed to constitute such a certification to the extent permitted by this Section.

26. Financial Statements. Upon Landlord’s written request to facilitate Landlord’s financing or a sale of the Landlord Parcel to a prospective buyer, Tenant shall furnish Landlord with financial statements (including, without limitation, operating statements including an annual profit and loss statement for the individual store unit covered by this Lease) reflecting Tenant’s current financial condition, and written evidence of current ownership or managing and controlling interests in Tenant and in any entities which control or manage Tenant (which written evidence shall include, without limitation, the names of all existing managers, shareholders and partners, as applicable, of record and their respective management’s ownership interests as of the date of such writing), which financial statements and written evidence shall be certified as being true and correct by an authorized agent of Tenant.

27. General Provisions.

27.1 The Section and Section headings of this Lease are for convenience only and are not intended to define, limit or construe the contents of the Section or Section.

27.2 Neither this Lease nor any affidavit or other statement or memorandum disclosing the rent payable or other provisions of this Lease shall be recorded by Tenant. Landlord may record a Memorandum of Lease.

28.3 The terms and conditions hereof shall be bound upon and inure to the benefit of the respective parties, their administrators, executors, successors and assigns.

27.4 No waiver of any covenant, condition or provision of this Lease, including this one, shall be deemed valid unless made in writing and executed by Landlord. No waiver of any covenant or condition of this Lease by Landlord shall be deemed to imply or constitute a further waiver of the same covenant or condition or of any other covenant or condition of this Lease. Whenever in this Lease Landlord reserves or is given the right and power to give or withhold its consent to any action on the part of Tenant, such right and power shall not be exhausted by the exercise on one or more occasions but shall be a continuing right and power for the entire Term.

27.5 Each covenant, agreement and provision of this Lease shall be construed to be a separate covenant, agreement and provision. If any covenant, agreement or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or provision to any person or circumstances other than those as to which such covenant, agreement or provision is invalid or unenforceable, shall not be affected thereby and each covenant, agreement and provision of this Lease shall be valid and enforceable to the extent permitted by law.

27.6 In the event the Tenant hereunder shall be a corporation, the parties executing this Lease on behalf of Tenant hereby covenant and warrant that they are duly authorized to execute and deliver this Lease on behalf of said corporation, that Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in Idaho; all franchise and corporate taxes have been paid to date; and future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

27.7 Each party represents and warrants that it has not dealt with or contracted with any broker, agent or finder to act in its or their behalf in connection with this Lease except as disclosed by the parties to each other. Each party agrees to indemnify, defend, protect and hold harmless the other party from all liabilities, claims, damages, expenses (including, without limitation, reasonable attorneys’ fees and reasonable attorneys’ fees on any appeal), judgments, proceedings and causes of action of any kind whatsoever arising from any misrepresentation by the indemnifying party under this Section.

27.8 It is understood that there are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understanding, whether verbal or reduced to writing, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. Tenant does not rely and has not relied upon any written or printed marketing materials, brochures, or representations prepared by or made by either Landlord or agent of Landlord, or any other person. All such representations or materials are superseded by this Lease.

27.9 Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord, in the exercise of its sole business judgment, determines. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant, type of tenant, or number of tenants shall during the Term occupy any space in the Building. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon representations and agreements contained in this document.

27.10 The laws of the State of Idaho shall govern the validity, performance and enforcement of this Lease. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall be construed not for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

27.11 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease; it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

27.12 All the terms, covenants and conditions contained in this Lease to be performed by either party if such party shall consist of more than one person or organization, shall be deemed to be joint and several.

27.13 Any addenda, and all exhibits, and riders, if any, attached hereto form a part of this Lease and shall be given full force and effect, as fully as if set forth at length herein. This Lease and said addenda, exhibits, and riders, if any, so attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Tenant has not relied upon any representation of Landlord or its agents, other than any items contained in this Lease, as an inducement to enter into this Lease. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

27.14 Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

27.15 Market Rental Value Adjustment. If Tenant exercises its option to renew, the Monthly Rent shall be adjusted to the “Fair Market Rent” of the Leased Premises as follows:

27.15.1 Four months prior to the commencement of the Extension Term, the parties shall attempt to agree upon what the Fair Market Rent will be for the Extension Term. If agreement cannot be reached, within thirty (30) days, then:

a. Landlord and Tenant shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days; or

b. Both Landlord and Tenant shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

i. Within 15 days thereafter, Landlord and Tenant shall each select an independent third party appraiser or broker (“Consultant”) of their choice to act as an arbitrator (Note: the parties may not select any brokers involved in negotiating the Lease). The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator;

ii. The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to the Fair Market Rent for the Leased Premises;

iii. If either of the parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own and said decision shall be binding on the parties; and

iv. The e cost of such arbitration shall be equally shared by Landlord and Tenant.

27.15.2. When determining the Fair Market Rent, the Landlord, Tenant and Consultants shall consider the terms of comparable market transactions which shall include, but not limited to, rent, rental adjustments, abated rent, lease term and financial condition of tenants.

28. Exhibits:

1.	Exhibit A: Site and Floor Plan
2.	Exhibit B: Tenant Improvements
3.	Schedule I: Legal Description

END: Signature Page and Exhibits to follow.

EXECUTED as of the day and year first above written.

TENANT: KYLE’S CUSTOM WOOD SHOP, INC.

By:	/s/ Kenneth Yuan

Its:	CEO

LANDLORD: EMERALD TOWN, LLC

By:	/s/

Its:	Manager / Member